Exhibit 99.1

FOR IMMEDIATE RELEASE January 31, 2007 Contacts: Investor Relations Mark Barnett (614) 677-5331 Media Relations Erica Lewis (614) 249-0184

Nationwide Financial announces long-term growth targets

Sets date for investment community conference

COLUMBUS, Ohio — Mark Thresher, president and chief operating officer of Nationwide Financial Services, Inc. (NYSE: NFS), speaking today at the Citigroup Financial Services Conference at the Waldorf-Astoria hotel in New York City, told investors that Nationwide Financial’s focus is on “accelerating growth and optimizing our business mix to significantly improve our earnings and return potential.”

During his presentation, Thresher indicated that aggressive growth targets have been established for the next several years. He said that these targets include low- to mid-teen sales growth, mid- to high-single-digit revenue growth, operating earnings per share (EPS) growth of more than 10 percent and return on equity (ROE) of at least 13 percent by 2009.

Thresher emphasized that these are longer-term targets and that in any given year actual performance might be more or less than the target ranges. “It is our expectation that we will begin to see some modest improvement in our run-rate financial performance in 2007, and we expect to see more meaningful acceleration in operating EPS and ROE growth during 2008,” Thresher said.

A replay of the presentation is available on the investor relations section of www.nationwide.com until Feb. 28, 2007.

Additionally, Nationwide Financial announced that it will be hosting an investment community conference on March 27, 2007, at the Jumeirah Essex House in New York City. At the conference, members of the senior management team will discuss the company’s business strategy, outlook and financial targets. Registration information and conference details will be provided in the near future.

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Investments Retirement Insurance	nationwide.com	One Nationwide Plaza Columbus, OH 43215-2220

Forward-Looking Information

The information included herein contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Nationwide Financial Services, Inc. and subsidiaries (NFS or collectively, the Company). These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among other, the following possibilities: (i) change in Nationwide Corporation’s control of the Company through its beneficial ownership of 94.4% of the combined voting power of all the outstanding common stock and 62.9% of the economic interest in the Company; (ii) the Company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of the Company's subsidiaries to pay such dividends; (iii) the potential impact on the Company's reported net income and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board, the SEC or other standard-setting bodies; (iv) tax law changes impacting the tax treatment of life insurance and investment products; (v) repeal of the federal estate tax; (vi) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors; (vii) adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements, restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments, and regulation changes resulting from industry practice investigations; (viii) failure to expand distribution channels in order to obtain new customers or failure to retain existing customers; (ix) inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market; (x) changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs (DAC) and/or value of business acquired (VOBA), reduction in separate account assets or a reduction in the demand for the Company's products; (xi) reduction in the value of the Company’s investment portfolio as a result of changes in interest rates and yields in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in the Company’s investment portfolio specifically; (xii) general economic and business conditions which are less favorable than expected; (xiii) competitive, regulatory or tax changes that affect the cost of, or demand for, the Company’s products; (xiv) unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations; (xv) settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheet; (xvi) deviations from assumptions regarding future persistency, mortality (including as a result of a pandemic illness, such as Avian Flu), morbidity and interest rates used in calculating reserve amounts and in pricing the Company’s products; (xvii) adverse litigation results and/or resolution of litigation and/or arbitration or investigation results that could result in monetary damages or impact the manner in which the Company conducts its operations; and (xviii) adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect the Company’s customers’ confidential information.

About Nationwide Financial

Columbus-based Nationwide Financial is the holding company for the domestic retirement savings operations of Nationwide, which owns 62.9 percent of the outstanding common shares of Nationwide Financial. The major operating subsidiary of Nationwide Financial is Nationwide Life Insurance Company. To obtain investor materials, including the Company’s 2005 Annual Report to Shareholders, 2005 Annual Report on Form 10-K, quarterly statistical supplements and other corporate announcements, please visit the investor relations section of the Company’s Web site at www.nationwide.com.

Nationwide, Nationwide Financial, the Nationwide Framemark and On Your Side are federally registered service marks of Nationwide Mutual Insurance Company.

Investments Retirement Insurance	nationwide.com	One Nationwide Plaza Columbus, OH 43215-2220